UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2012
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      OTHER EVENTS.

The purpose of this Current Report on Form 8-K is to correct certain information relating to the reporting by Uni-Pixel, Inc. (“we”, “us” or “our”) of securities held by certain stockholders and our treatment of these stockholders as affiliates.

On February 13, 2007, we entered into a Securities Purchase Agreement with The Raptor Global Portfolio Ltd, The Altar Rock Fund L.P. and The Tudor BVI Global Portfolio L.P. (the “Series B Investors”) pursuant to which we sold to the Series B Investors 3,200,000 shares of our Series B Convertible Preferred Stock and warrants to purchase, in aggregate, up to 455,954 shares of our common stock for a purchase price of $12,000,000.  In conjunction with this offering, the Series B Investors were permitted to appoint two members to our Board of Directors.  As a result of this transaction and because The Raptor Global Portfolio Ltd. and The Altar Rock Fund L.P. (the “Raptor Funds”) were controlled by the same individuals and together appointed two members to our Board of Directors, we concluded that they were affiliates.   The Series B Investors reorganized in 2008, which resulted in a transfer of the securities held by the Raptor Funds to their successors.  The designees appointed to the Board by the Series B Investors resigned from the Board on April 3, 2009.  No one was appointed to replace them.

Subsequent to January 1, 2009, the Raptor Funds transferred ownership of their common stock and warrants to The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust, respectively, and The Tudor BVI Global Portfolio L.P. transferred its ownership in the common stock and warrants to Legacy Asset Portfolio L.P.

On November 4, 2009, we entered into an Amended and Restated Conversion Agreement with the Series B Investors (or their successors), pursuant to which these security holders exchanged the Series B Convertible Preferred Stock and their warrants for 1,365,688 shares of common stock and warrants to purchase, in the aggregate, up to 525,454 shares of common stock.

While various documents we have filed with the Securities and Exchange Commission treated the securities held by the Raptor Funds as held by our affiliates, we believe that the Raptor Funds ceased to be affiliates in April 2009.  Since that date, although the Raptor Funds, or their successors, The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust, collectively owned approximately 19% of our outstanding common stock, they have had no representation on our Board of Directors, no relationship with us other than through their ownership of our common stock, and no approval or veto power over any transaction in which we may engage distinct from their right, like our other stockholders, to vote their shares of common stock, and we have not needed their votes to meet the quorum requirements for a stockholders meeting or to approve proposals put before our stockholders.  Therefore, we are filing this Current Report on Form 8-K to disclose that we have ceased to treat The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust as affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2012	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer